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                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

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                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1998      1997      1996
                                                               ----      ----      ----
  Net earnings available to common before gain on asset
     dispositions...........................................  $41,777   $41,305   $34,590
                                                              =======   =======   =======
  Net earnings..............................................  $68,015   $41,305   $34,590
                                                              =======   =======   =======
  Average shares outstanding................................   20,034    19,085    17,196
Basic per-share amounts:
  Net earnings..............................................  $  3.39   $  2.16   $  2.01
                                                              =======   =======   =======
  Net earnings before gain on asset dispositions............  $  2.09   $  2.16   $  2.01
                                                              =======   =======   =======
  Average shares outstanding................................   20,034    19,085    17,196
  Stock option incremental shares...........................        7        52        44
                                                              -------   -------   -------
     Average shares outstanding, diluted....................   20,041    19,137    17,240
                                                              =======   =======   =======
Diluted per-share amounts:
  Net earnings..............................................  $  3.39   $  2.16   $  2.01
                                                              =======   =======   =======
  Net earnings before asset dispositions....................  $  2.08   $  2.16   $  2.01
                                                              =======   =======   =======
Diluted assuming conversion of debt:
  Net earnings before gain on asset dispositions............  $41,777   $41,305   $34,590
  Add interest expense associated with Convertible
     Debentures.............................................    4,714     6,279     7,778
                                                              -------   -------   -------
          Total.............................................  $46,491   $47,584   $42,368
                                                              =======   =======   =======
  Average shares outstanding................................   20,034    19,085    17,196
  Assumed conversion of debentures..........................    1,899     2,583     3,095
  Stock option incremental shares...........................        7        52        72
                                                              -------   -------   -------
          Total.............................................   21,940    21,720    20,363
                                                              =======   =======   =======
  Per-share amount (antidilutive)...........................  $  2.12   $  2.19   $  2.08
                                                              =======   =======   =======
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